                                                                     EXHIBIT 4.5


                          EXCEL COMMUNICATIONS, INC.

                        1997 DIRECTOR STOCK OPTION PLAN


     1.   Purpose.  The purpose of this 1997 Director Stock Option Plan (the
          -------
"Plan") of EXCEL Communications, Inc., a Delaware corporation (the "Company"), is to encourage ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company.

     2.   Eligibility.  Options (each, an "Option") to purchase shares
          -----------
("Shares") of the Company's common stock, par value $.001 per share ("Common Stock"), may be granted only to Outside Directors. An "Outside Director" is a member of the Board of Directors of the Company ("Board of Directors") that is not an employee (each, an "Optionee"). "Employee" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient to constitute "employment" by the Company. A "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Internal Revenue Code of 1986, as amended to date and as it may be amended from time to time (the "Code"), and a "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3.   Administration
          --------------

          (a)  Board of Directors.  The Board of Directors of the Company shall
               ------------------
supervise and administer the Plan in compliance with the rules under Rule 16b-3 or any successor thereto ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All questions of interpretation of the Plan or of any Options issued under it shall be determined by the Board of Directors and such determination shall be final and binding upon all persons having an interest in the Plan. In the event it becomes necessary after the date on which the Plan is adopted to have the Plan administered by a committee of the Board of Directors, then a committee designated by the Board of Directors will administer the Plan, which committee shall be constituted to comply with the rules under Rule 16b-3 relating to the administration of employee benefit plans for Outside Directors, and all references in the Plan to the Board of Directors shall be deemed to be a reference to such committee.

          (b)  Powers of the Board of Directors.  Subject to the provisions of
               --------------------------------
the Plan and subject to the approval of any relevant authorities, including the approval, if required, of any stock exchange upon which the Common Stock is listed, the Board of Directors shall have the authority in its discretion:

               (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 5(b) of the Plan;

               (ii) to determine the recipients of Options and the number of shares to be covered by each Option granted hereunder, including the number of shares to be covered by Options to be granted to an Optionee who, pursuant to a separate contractual arrangement with the Company, elects to convert the annual retainer to be paid to such Optionee into Options valued using a Black/Scholes pricing model agreed upon by the Company and such Optionee;

               (iii) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised, any vesting, acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Board of Directors, in its sole discretion, shall determine; and

               (iv) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan, and to amend, suspend or discontinue the Plan as provided for in Section 10 hererof.

     4.   Stock Subject to the Plan
          -------------------------

          (a)  Maximum Number of Shares.  The maximum number of shares which may
               ------------------------
be issued under the Plan shall be 400,000 shares of Common Stock, subject to adjustment as provided in Section 9 below.

          (b)  Termination of Options. If any Option shall for any reason expire
               ----------------------
or otherwise terminate without having been exercised in full, the stock not purchased under such Option shall revert to and again become available for issuance under the Plan unless the Plan shall have terminated; provided, however, that shares of Common Stock that have been actually issued under the Plan shall not be returned to the Plan and shall not become available for future issuance under the Plan. Shares that are withheld as payment of the Exercise Price of any Options (as set forth in Section 5(f)) shall be deemed issued for purposes of this Section.

          (c)  Stock Subject to the Plan.  The stock subject to the Plan may be
               -------------------------
unissued shares or reacquired shares, bought on the market or otherwise.

     5.   Terms, Conditions and Form of Options
          -------------------------------------

          (a)  Option Agreement
               ----------------

               Each option agreement governing an Option ("Option Agreement") shall be in the form attached hereto as Exhibit A. In the event any provisions of the Option Agreement and the Plan conflict, the provisions of the Plan shall control. The provisions of separate Options need not be identical, but each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions set forth in this Section 5.

          (b)  Option Exercise Price.  The exercise price per share for each
               ---------------------
Option granted under the Plan shall be equal to one hundred percent (100%) of the fair market value of each such share ("Fair Market Value") on the date of grant. The Fair Market Value shall be equal to (i) if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange (the "NYSE"), the closing sales price for such stock on the date of determination (or, if no such price is reported on such date, such price as reported on the nearest preceding day) as quoted on such exchange or system (or the exchange with the greatest volume of trading in the Common Stock), as reported in The Wall Street Journal or such
                                             -----------------------
other source as the Board of Directors deems reliable, or (ii) if the Common Stock is quoted on the NASDAQ System (but not on the NASDAQ National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the mean of the closing bid and asked prices for the Common Stock on the date of determination (or if such prices are not reported on such date, such prices as reported on the nearest preceding date), as reported in The Wall Street Journal or such other source as the Board of Directors deems
   -----------------------
reliable; or (iii) if the fair market value is not determined pursuant to (i) or
(ii) above, the fair market value as determined in good faith by the Board of Directors.

          (c)  Options Non-Transferable.  No Option shall be transferable by the
               ------------------------
Optionee otherwise than by will, or by the laws of descent and distribution, or pursuant to a qualified domestic relations order, as defined in the Code or Title I of the Employee Retirement Security Act of 1974, as amended ("ERISA"), or the rules thereunder ("QDRO"), and shall be exercised during the lifetime of the Optionee only by such person or any transferee pursuant to a QDRO. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during such person's lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

          (d)  Exercise Period.  Subject to Section 7, each Option shall become
               ---------------
vested and exercisable as follows: The Options will vest one-third on the day preceding the first Annual Meeting of Stockholders of the Company held after the date of grant and one-third on each of the two following anniversaries of that date so long as Optionee continues to serve as a director of the Company. In the event an Optionee ceases to serve as a director of the Company, each such Option may be exercised by the Optionee (or, in the event of such person's death, by such person's administrator, executor or heirs), at any time within 12 months after the Optionee ceases to serve as a director, but only to the extent such Option was exercisable at the time of such cessation of service. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of 10 years from the date of grant.

          (e)  Exercise Procedure.  Subject to Section 12, an Option shall be
               ------------------
deemed to be exercised when written notice ("Exercise Notice") of such exercise has been given to the Company in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment for the shares of Common Stock with respect to which the Option is exercised has been received by the Company. Each Optionee who exercises an Option shall, upon notification of the amount due (if any) and prior to or concurrent with delivery of the certificate representing the shares, pay by cash or check to the Company all amounts necessary to satisfy applicable federal, state and local tax withholding requirements. No Option may at any time be exercised with respect to a fractional share.

          (f)  Payment of Exercise Price.  The purchase price of stock acquired
               -------------------------
pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations at the time the Option is exercised, either (i) in cash or check, or (ii) at the discretion of the Board of Directors in one or a combination of the following ways, (A) by delivery to the Company of other shares of Common Stock of the Company to be valued at their Fair Market Value on the exercise date (provided that any shares acquired directly or indirectly from the Company shall have been owned by the Optionee for more than six months on the date of surrender), or (B) withholding of shares that would otherwise be issued upon the exercise of the Option to be valued at their Fair Market Value on the exercise date. If the Fair Market Value of the number of whole shares transferred or the number of whole shares subject to an Option surrendered is less than the total exercise price of the Option, the shortfall must be made up in cash or by check.

     6.   Nonstatutory Options.  All Options granted under the Plan shall be
          --------------------
nonstatutory Options not entitled to special tax treatment under Section 422 of the Code.

     7.   Effective Date and Term
          -----------------------

          The Plan was adopted by the Board of Directors of the Company as of 5:00 p.m. on January 15, 1997 and became effective upon its adoption. The Plan shall continue in effect until it is terminated by action of the Board, but such termination shall not affect the terms of any outstanding Options.

     8.   Limitation of Rights
          --------------------

          (a)  No Right to Continue as Director.  Neither the Plan, nor the
               --------------------------------
granting of an Option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time.

          (b)  No Shareholders' Rights for Optionees.  Neither an Optionee nor
               -------------------------------------
any person to whom an Option is transferred pursuant to the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Option including, but not limited to, rights to vote or to receive dividends, unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms, the certificates evidencing such shares have been issued and such person has become a record holder of such shares.

     9.   Adjustments Upon Changes in Capitalization or Merger
          ----------------------------------------------------

          (a)  Changes in Capitalization.  Subject to any required action by the
               -------------------------
shareholders of the Company, the aggregate number of shares of Common Stock subject to Options, the number of shares of Common Stock subject to Options to be granted on each event described in Section 5, the number of shares of Common Stock covered by each outstanding Option and the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board of Directors, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          (b)  Dissolution or Liquidation.  In the event of the proposed
               --------------------------
dissolution or liquidation of the Company, each outstanding Option will terminate immediately prior to the consummation of such proposed action.

          (c)  Merger or Asset Sale.  In the event of a proposed sale of all or
               --------------------
substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another entity in which the shareholders of the Company receive cash or securities of another issuer, or any combination thereof, in exchange for their shares of Common Stock, each outstanding Option shall be assumed or an equivalent option shall be substituted by such successor entity or a parent or subsidiary of such successor entity. For the purposes of this Section, the Option shall be considered assumed if, following the merger, consolidation or sale of assets, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the merger, consolidation or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger, consolidation or sale of assets by holders of Common Stock for each share held on the effective date of the consummation of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of common stock).

     10.  Amendment of the Plan
          ---------------------

          The Board of Directors may suspend or discontinue the Plan or review or amend it in any respect whatsoever.

     11.  Notice
          ------

          Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Secretary of the Company and shall become effective when it is received. Any written notice to Optionees required by any provisions of the Plan shall be addressed to the Optionee at the address on file with the Company and shall become effective 3 days after it is mailed by certified mail, postage prepaid to such address or at the time of delivery if delivered sooner by messenger or overnight courier.

     12.  Regulatory Approval, Compliance and Other Matters.
          -------------------------------------------------

          (a) Options shall not be exercised, and shares shall not be issued upon such exercise, unless the exercise of such Option and the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended ("the Securities Act"), the Exchange Act, the rules and regulations thereunder and the requirements of any stock exchange upon which such shares may then be listed or approved for listing upon notice of issuance, and such issuance shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of such shares. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance and sale of any shares under this Plan, or the unavailability of an exemption from registration for the issuance and sale of any shares under this Plan, shall relieve the Company of any liability with respect to the non-issuance or sale of such shares.

          (b)  Other Conditions.  The Company may require any Optionee, or any
               ----------------
person to whom an Option is transferred pursuant to the Plan, as a condition to exercising any such Option, (i) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matter, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock; and
(iii) to deliver such other documentation as may be necessary to comply with federal and state securities laws. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act and all applicable state securities laws, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock and may enter stop transfer orders against the transfer of the shares of Common Stock issuable upon the exercised Options. The Company has no obligation to undertake registration of Options or the shares of Common Stock issuable upon the exercise of Options.

          (c)  Rule 16b-3.  With respect to persons subject to Section 16 of the
               ----------
Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 and with respect to such persons all transactions shall be subject to such conditions regardless of whether they are expressly set forth in the Plan or the Option Agreement. To the extent any provision of the Plan or action by the Board of Directors fails to so comply, it shall not apply to such persons or their transactions and shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors.

     13.  Governing Law.  The Plan and all rights and obligations thereunder
          -------------
shall be construed in accordance with and governed by the laws of the state of Delaware without regard to its conflict of laws rules.

                                   EXHIBIT A
                                   ---------

                           EXCEL COMMUNICATIONS, INC.
                        DIRECTOR STOCK OPTION AGREEMENT

     THIS DIRECTOR STOCK OPTION AGREEMENT ("Agreement" or "Option Agreement") is entered into between EXCEL COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and the person named on the signature page hereof ("Optionee") with the date of grant of the option as set forth on such signature page.

     To carry out the purposes of the EXCEL COMMUNICATIONS, INC. 1997 DIRECTOR STOCK OPTION PLAN (the "Plan"), by affording Optionee the opportunity to purchase shares of common stock of the Company ("Common Stock"), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Optionee hereby agree as follows:

     1.   Grant of Option.  The Company hereby irrevocably grants to Optionee
          ---------------
the right and option ("Option") to purchase all or any part of the number of shares of Common Stock as set forth on the signature page hereto, on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail. The Optionee may review a copy of the Plan at the office of the Secretary of the Company at 8750 North Central Expressway, Suite 2000, Dallas, Texas 75231. This Option shall not be treated as an incentive stock option within the meaning of
Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

     2.   Vesting Schedule.  Except only as specifically provided elsewhere
          ----------------
herein, the Option shall be exercisable in the following cumulative installments:

          Up to one-third, or ______, of the total shares ("Optioned Shares") at any time after the Initial Vesting Date. For purposes of this Option Agreement, the "Initial Vesting Date" shall mean the day immediately preceding the day on which the Company's ______ [INSERT DATE] annual meeting of stockholders is held;

          Up to an additional one-third, or _____, of the total Optioned Shares at any time after the first anniversary of the Initial Vesting Date; and

          Up to an additional one-third, or _____, of the total Optioned Shares at any time after the second anniversary of the Initial Vesting Date.

          If an installment covers a fractional share, such installment will be rounded off to the next highest share, except the final installment, which will be for the balance of the total Optioned Shares.

     3.   Purchase Price.  The purchase price of Common Stock purchased pursuant
          --------------
to the exercise of this Option is set forth on the signature page hereto, which has been determined to be not less than the Fair Market Value of the Common Stock at the date of grant of this Option.

     4.   Exercise of Option.  This Option is exercisable by delivery of an
          ------------------
exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares.

     5.   Method of Payment.  The purchase price of Exercised Shares acquired
          -----------------
pursuant to an Option shall be paid as set forth in the Plan.

     6.   Nontransferable and Termination.  This Option is not transferable by
          -------------------------------
Optionee otherwise than by will or the laws of descent and distribution, and may be exercised only by Optionee during Optionee's lifetime, except as provided in the Plan.

     7.   Term.  This Option shall not be exercisable in any event after the
          ----
expiration of ten years from the date of grant hereof. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise for the consideration set forth in the Plan. No fraction of a share of Common Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the purchase price thereof.

     8.   Withholding of Tax.  To the extent that the exercise of this Option or
          ------------------
the disposition of shares of Common Stock acquired by exercise of this Option obligates the Company to withhold federal, state or local tax the Optionee shall pay such amounts to the Company upon request by delivery of cash or check or in such other manner as is permitted by the Plan.

     9.   Compliance with Securities Laws.  Optionee agrees that the shares of
          -------------------------------
Common Stock which Optionee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state. Optionee also agrees (i) that the certificates representing the shares of Common Stock purchased under this Option may bear such legend or legends as the Board of Directors of the Company deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the shares of Common Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Common Stock purchased under this Option.

     10.  Tax Consequences.  The grant and/or exercise of the Option will have
          ----------------
federal and state income tax consequences. THE OPTIONEE SHOULD CONSULT A TAX ADVISER UPON THE GRANT OF THE OPTION AND BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES, PARTICULARLY WITH RESPECT TO HIS OR HER STATE'S TAX LAWS.

     11.  Binding Effect.  This Agreement shall be binding upon and inure to the
          --------------
benefit of any successors to the Company and all persons lawfully claiming under Optionee.

     12.  Entire Agreement and Governing Law.  The Plan is incorporated herein
          ----------------------------------
by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. In the event of any conflicts between this Agreement and the Plan, the Plan shall control. This Agreement is governed by Delaware law except for that body of law pertaining to conflict of laws.

     13.  Miscellaneous.  Optionee warrants and represents that he or she has
          -------------
reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understand all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Optionee has executed this Agreement, all as of the day and year first above written.

                              EXCEL COMMUNICATIONS, INC.



                              By:_______________________________________________
                              Name:_____________________________________________

                              Title:____________________________________________

                              __________________________________________________
                              ___________________, Optionee

                              Address:

                              __________________________________________________
                              __________________________________________________


                              Date of Grant:                    ________________

                              Exercise Price Per Share:         $_______________

                              Total Number of Optioned Shares:  ________________

                              Total Exercise Price:             $_______________

                              Type of Option:                   Nonstatutory
                                                                Stock Option

                              Expiration Date:                  ________________

                           EXCEL COMMUNICATIONS, INC.

                        1997 DIRECTOR STOCK OPTION PLAN

                                EXERCISE NOTICE

EXCEL Communications, Inc.
8750 North Central Expressway, Suite 2000
Dallas, TX  75231

Attention:  Secretary

     1.   Exercise of Option.  Effective as of today, _____________, 199__, the
          ------------------
undersigned ("Purchaser") hereby elects to purchase __________ shares (the "Shares") of the Common Stock of EXCEL Communications, Inc. (the "Company") under and pursuant to the 1997 Director Stock Option Plan (the "Plan") and the Director Stock Option Agreement dated _________, 199__ (the "Option Agreement"). The per share exercise price for the Shares shall be $__________, as specified in the Option Agreement.

     2.   Delivery of Payment.  Purchaser herewith delivers to the Company the
          -------------------
full purchase price for the Shares or ________________________________.

     3.   Representations of Purchaser.  Purchaser acknowledges that Purchaser
          ----------------------------
has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

     4.   Rights as Stockholder.  Until the issuance (as evidenced by the
          ---------------------
appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 9 of the Plan.

     5.   Tax Consultation.  Purchaser understands that Purchaser may suffer
          ----------------
adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser had consulted with any tax consultants Purchaser deems advisable in connection with the purchaser or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

     6.   Entire Agreement; Governing Law.  The Plan and Option Agreement are
          -------------------------------
incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by Delaware law except for that body of law pertaining to conflict of laws.

Submitted by:                          Accepted by:

PURCHASER:                             EXCEL COMMUNICATIONS, INC.


____________________________           By:______________________
Signature

____________________________           Its:_____________________
Print Name

Address:                               Address:
-------                                -------

____________________________           8750 North Central Expressway, Suite 2000
____________________________           Dallas, TX  75231